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                                                                      Exhibit 4c

                          PRUCO LIFE INSURANCE COMPANY
                        [2999 North 44th Street, Suite 250
                             Phoenix, Arizona 85014]

                 MEDICALLY RELATED SURRENDER SCHEDULE SUPPLEMENT

Annuity Number: [001-00001]

Effective Date of the Medically Related Surrender Endorsement: [Issue Date of the Annuity]

Maximum Medically Related Surrender Amount: [$500,000]

There is no charge for the Medically Related Surrender Benefit.